Exhibit 1.1

KRAFT HEINZ FOODS COMPANY

€500,000,000 3.500% Senior Notes due 2031

€500,000,000 3.950% Senior Notes due 2034

Underwriting Agreement

May 7, 2026

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

Goldman Sachs & Co. LLC

Merrill Lynch International

As Representatives of the several

Underwriters listed in Schedule 1 hereto

c/o	Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

c/o	Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

c/o	Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €500,000,000 aggregate principal amount of its

3.500% Senior Notes due 2031 (the “2031 Notes”) and €500,000,000 aggregate principal amount of its 3.950% Senior Notes due 2034 (the “2034 Notes” and, together with the 2031 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of July 1, 2015, and one or more supplemental indentures thereto (such indenture, together with each applicable supplemental indenture, the “Indenture”) among the Company, The Kraft Heinz Company, a Delaware corporation, as guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), and will be guaranteed on a senior unsecured basis by the Guarantor (the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-284906) on February 13, 2025, including a prospectus, relating to the debt securities to be issued from time to time by the Company. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”) and the preliminary prospectus supplement, dated May 7, 2026, relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, that amends or supplements the Base Prospectus, and the term “Prospectus” means the Base Prospectus and the final prospectus supplement that amends or supplements the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company shall have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 7, 2026 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

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2. Purchase and Sale of the Securities.

(a) On the basis of the representations, warranties and agreements set forth herein, the Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of:

i.

The 2031 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.749% of the principal amount thereof plus accrued interest, if any, from May 21, 2026 to the Closing Date (as defined herein); and

ii.

The 2034 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.653% of the principal amount thereof plus accrued interest, if any, from May 21, 2026 to the Closing Date.

The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided that such offers and sales shall be made in accordance with the provisions of this Agreement.

(c) Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 a.m., London time, on May 21, 2026, or at such other time or place on the same or such other date as the Representatives and the Company may agree upon in writing not later than the fifth business day thereafter. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) The Securities to be purchased by each Underwriter hereunder will be represented by one or more global notes in book-entry form. Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to Citigroup Global Markets Limited against delivery to a common depositary of Euroclear Bank, SA/NV as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) or their respective nominees, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the initial sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by Citigroup Global Markets Limited not later than 1:00 P.M., London time, on the business day prior to the Closing Date. The Settlement Lead Manager (as defined below) acknowledges that the Securities represented by the Global Note will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (“stipulation pour autrui”) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager

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acknowledges that (i) the Securities represented by the Global Note shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Securities will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (“stipulation pour autrui”) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

(e) The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, none of the Representatives or any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives or any other Underwriter shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by any Representative or any Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantor or any other person. The Company and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered services of any nature, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with the purchase and distribution of the Securities pursuant to this Agreement or the process leading thereto.

(f) The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers Version 1 / New York Law Schedule (the “Agreement Among Managers”) and further agree that (i) references in the Agreement Among Managers to the “Lead Manager” shall mean the Representatives, references to the “Joint Bookrunners” shall mean the Representatives, references to the “Settlement Lead Manager” shall mean Citigroup Global Markets Limited and references to the “Stabilising Manager” shall mean Citigroup Global Markets Limited and (ii) Clause 3 of the Agreement Among Managers shall not apply. For the purposes of the Agreement Among Managers, each Underwriter’s Commitment (as defined in the Agreement Among Managers) is set out opposite its name in Schedule 1 to this Agreement and references to “Securities” shall mean the 3.500% Senior Notes due 2031 and the 3.950% Senior Notes due 2034. Where there are any inconsistencies between this Agreement and the Agreement Among Managers, the terms of this Agreement shall prevail. Notwithstanding anything contained in the Agreement Among Managers, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Securities to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

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3. Representations and Warranties of the Company and the Guarantor. Each of the Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in any Preliminary Prospectus in reliance upon and in conformity with the Underwriter Information (as defined herein).

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in the Time of Sale Information in reliance upon and in conformity with the Underwriter Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Neither the Company nor the Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to, nor will it prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantor or their respective agents and representatives (other than a communication referred to in any of clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including the Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications furnished to the Representatives and counsel for the Underwriters for review before use, authorization or approval thereof (and which will not be used, authorized or approved if reasonably objected to by the Representatives). Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

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(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated

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therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information, if any, and the related notes thereto incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information (including the applicable requirements of Regulation S-X) in all material respects and the Company believes that the assumptions underlying any such pro forma financial information are reasonable and the adjustments used therein are appropriate. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor or the Company on any class of its capital stock, or any material adverse change, or any development involving a prospective material adverse change, in the business, assets, management, financial position or results of operations of the Guarantor and its subsidiaries, taken as a whole; (ii) none of the Guarantor or any of its subsidiaries has entered into any transaction or agreement that is material to the Guarantor and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries, taken as a whole; and (iii) none of the Guarantor or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Guarantor and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial position or results of operations of the Guarantor, the Company and its subsidiaries, taken as a whole, or on the performance by the Company or the Guarantor of their obligations under this Agreement, the Securities and the Guarantee (a “Material Adverse Effect”). The Guarantor does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Guarantor’s Annual Report on Form 10-K filed with the Commission on February 12, 2026, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

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(i) Capitalization. After giving effect to the offering of the Securities and the use of proceeds therefrom, at March 28, 2026, the Guarantor had the capitalization set forth in each of the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of the Guarantor, the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and (x) with respect to the Company, are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third-party and (y) with respect to the subsidiaries of the Company, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third-party, except, in the case of clauses (x) and (y) above, for any of the foregoing as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver, in each case, to the extent a party thereto, this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (such documents, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will be duly and validly taken on or prior to the Closing Date.

(k) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture will conform in all material respects with the applicable requirements of the Trust Indenture Act.

(l) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee has been duly authorized by the Guarantor and, upon the execution of the Indenture, assuming that the Securities have been duly executed, authenticated, issued and delivered by the Company as provided in the Indenture and paid for as provided herein, the Guarantee will be the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

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(n) Descriptions of the Transaction Documents. Each of the Transaction Documents conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus (to the extent described therein).

(o) No Violation or Default. None of the Guarantor, the Company or any of its subsidiaries is (i) in violation of its articles, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor, the Company or any of its subsidiaries, as applicable, is a party or by which the Guarantor, the Company or any of its subsidiaries, as applicable, is bound or to which any of the property or assets of the Guarantor, the Company or any of its subsidiaries, as applicable, is subject; or (iii) in violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party (including but not limited to, the issuance and sale of the Securities (including the Guarantee)), and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor, the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor, the Company or any of its subsidiaries is a party or by which the Guarantor, the Company or any of its subsidiaries is bound or to which any of the property or assets of the Guarantor, the Company or any of its subsidiaries is subject (other than any lien, charge or encumbrance created or imposed pursuant to the Transaction Documents), (ii) result in any violation of the provisions of the articles, charter or by-laws or similar organizational documents of the Guarantor, the Company or any of its subsidiaries or (iii) assuming the representations and acknowledgments of the Underwriters set forth in Section 5 are true and accurate, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Consents Required. Assuming the representations and acknowledgments of the Underwriters set forth in Section 5 are true and accurate, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required on the part of the Guarantor or the Company for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party as of the Closing Date, the issuance and sale of the Securities (including the Guarantee) and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents as of the Closing Date, except for filings in connection with the Company’s reporting obligations under the

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Exchange Act, any required filings through the FINRA Public Offering System and such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, (B) as may be required under the applicable rules and regulations of The Nasdaq Bond Exchange with respect to the listing of the Securities thereon, (C) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (D) as have been obtained or made prior to the Closing Date.

(r) Legal Proceedings and Required Disclosures. There are no legal, governmental or regulatory investigations, actions, suits or proceedings (collectively, “Actions”) pending to which the Guarantor, the Company or any of its subsidiaries is or may be a party or to which any property of the Guarantor, the Company or any of its subsidiaries is or may be subject that, individually or in the aggregate, if determined adversely to the Guarantor, the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the Guarantor, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountant. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Guarantor and its subsidiaries, is an independent public accountant with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Guarantor, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Guarantor, the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title, except for those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Guarantor, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens; to the best knowledge of the Company and the Guarantor, the

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conduct of their respective businesses does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); to the best knowledge of the Company and the Guarantor, no third party violates or infringes the intellectual property owned by the Company or any of its subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Guarantor, the Company or any of its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Guarantor, the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, the Guarantor, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (including any related interest, penalties and additions to tax) due and payable by them (including in their capacity as withholding agent) and have filed all tax returns required to be paid or filed (taking into account any validly-obtained extension of the time within which to file) except for (i) items being contested in good faith and by appropriate proceedings for which adequate reserves for taxes have been established in accordance with generally accepted accounting principles or (ii) where failure to pay or file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax audit, tax assessment, tax deficiency or other tax claim that has been, or could reasonably be expected to be, asserted against the Guarantor, the Company or any of its subsidiaries or any of its subsidiaries’ properties or assets except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Licenses and Permits. The Guarantor, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Guarantor, the Company or any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification or failure to renew, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Guarantor, the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantor, is contemplated or threatened, and none of the Company or the Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Guarantor’s, the Company’s or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Compliance with Environmental Laws. (i) The Guarantor, the Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, that would with respect to sub-clause (x), (y) or (z) of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Guarantor, the Company or any of its subsidiaries, except, in the case of each of clause (i) above and this clause (ii), for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are to the Company’s or the Guarantor’s best knowledge contemplated, against the Guarantor, the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) neither the Company nor the Guarantor has knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (z) none of the Guarantor, the Company or any of its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or

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administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each pension plan within the meaning of Section 3(2) of ERISA that is maintained outside the jurisdiction of the United States satisfies the minimum funding requirements to the extent required by applicable law; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except where failure to comply with any of the preceding clauses (i) through (vii) of this paragraph would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Disclosure Controls. The Guarantor and its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Guarantor’s and its subsidiaries’ internal controls.

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(dd) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, to the best knowledge of the Company and the Guarantor there has been no security breach or other compromise of or relating to any of the Guarantor’s, the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including (1) the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them and (2) all personal, personally identifiable, sensitive, confidential or regulated data (the data described in this sub-clause (2), “Personal Data”)), equipment or technology (collectively, “IT Systems and Data”) and (y) the Guarantor, the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Guarantor, the Company and any of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; (iii) to the best knowledge of the Guarantor and the Company, the Guarantor, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (iii), individually or in the aggregate, have a Material Adverse Effect; and (iv) the Guarantor, the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with the European Union General Data Protection Regulation and all other applicable laws and regulations with respect to Personal Data for which any non-compliance with the same would be reasonably likely to create a material liability.

(ee) No Unlawful Payments. None of the Guarantor, the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantor, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Guarantor, the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of, or committed an offense under, the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction (collectively, “Anti-Bribery and Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor, the Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Anti-Bribery and Anti-Corruption Laws.

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(ff) Compliance with Money Laundering Laws. The operations of the Guarantor, the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(gg) Compliance with Sanctions Laws. None of the Guarantor, the Company or any of its subsidiaries, any director, officer, employee of the Company or the Guarantor or any of its subsidiaries, or, to the best knowledge of the Company and the Guarantor, any agent, affiliate or other person associated with or acting on behalf of the Guarantor, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, HM Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor, the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson regions of Ukraine, any other “covered region” of Ukraine identified pursuant to and as defined in Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, invest in or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, none of the Company, the Guarantor or any of its subsidiaries has knowingly engaged in or is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. None of the representations and warranties made in this Section 3(gg) shall be sought by or made to any Underwriter if and to the extent that it would result in a violation of or conflict with (i) Council Regulation (EC) No. 2271/1996 of November 22, 1996, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union, (ii) the EU Blocking Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 or (iii) with respect to Commerzbank Aktiengesellschaft and Deutsche Bank AG, London Branch, Article 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

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(hh) No Restrictions on Subsidiaries. Except as is not material to the Company’s ability to make payments on the Securities when due, on the Closing Date, no subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or will be subject, as of the Closing Date, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) to the extent such restriction or prohibition would constitute a lien permitted by the Indenture or the Transaction Documents, (ii) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or (iii) as created under the Transaction Documents.

(ii) No Broker’s Fees. None of the Guarantor, the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) No Registration Rights. No person has the right to require the Guarantor, the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(kk) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll) Statistical and Market Data. Nothing has come to the attention of the Company or the Guarantor that has caused such entity to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm) Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure in any material respect on the part of the Guarantor, the Company or any of its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

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(oo) No Withholding Tax. All payments to be made by the Company or the Guarantor (i) under this Agreement and, (ii) except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Securities or the Guarantee may, under the current laws and regulations of the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company or the Guarantor, as the case may be, is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), be paid in Euros that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and all such payments on the Securities will not be subject to withholding or other taxes under the current laws and regulations of the Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in the Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction, except to the extent such tax, withholding, or deduction on a payment to the Underwriters (x) is imposed as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, (y) would not have been imposed but for the failure of an Underwriter to comply with any reasonable certificate, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such tax, withholding, or deduction, or (z) were income, franchise or other similar taxes, in each case imposed on the overall net income of any Underwriter.

(pp) Stamp Duty. No stamp, issuance, transfer or other similar taxes or duties, including any interest or penalties, are payable by or on behalf of any Underwriter in a Relevant Taxing Jurisdiction on (i) the creation, issue or delivery by the Company of the Securities, (ii) the creation, issue or delivery by the Guarantor of the Guarantee, (iii) the purchase and distribution by the Underwriters of the Securities as contemplated by this Agreement or (iv) the execution and delivery of this Agreement and the other Transaction Documents.

(qq) Compliance with FSMA. Neither the Company nor any of its affiliates or any person acting on their behalf (other than the Underwriters or any of their affiliates with respect to whom no representation is made) has (i) taken any action that is designed to or that has constituted or that could be expected to cause or result in stabilization or manipulation of the price of the Securities, (ii) issued any press release or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities or (iii) taken any action or omitted to take any action that may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or by the UK Financial Services and Markets Act 2000, as amended (the “FSMA”). The Company has not distributed and, prior to the later to occur of (i) the time of delivery of the Securities and (ii) the completion of the distribution of the Securities, will not distribute any material in connection with the offering and sale of the Securities other than the Time of Sale Information, the Prospectus and other materials, if any, permitted by the FSMA, or regulations promulgated pursuant to the FSMA, and approved by the parties to this Agreement.

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4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantor will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter (i) a copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities that a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any Issuer Free Writing Prospectus set forth on Annex A hereto or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence

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of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference therein, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

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(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158 of the Securities Act) of the Registration Statement; provided that the Guarantor will be deemed to have furnished such statement to its security holders and the Representatives if it is filed on EDGAR.

(i) Clear Market. During the period from the date hereof through and including the date that is 30 days after the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a term of more than one year. The foregoing sentence shall not apply to the offer, sale or other disposition of debt securities to the Guarantor, the Company or any of the Guarantor’s subsidiaries.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) Euroclear/Clearstream. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the facilities of Euroclear/Clearstream.

(l) No Stabilization. Neither the Company nor the Guarantor will take any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) (i) designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or (ii) that would result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or the FSMA.

(m) Taxes. Each of the Company and the Guarantor will, jointly and severally, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, in any Relevant Taxing Jurisdiction on the creation, issuance and sale of the Securities and on the purchase and distribution thereof by the Underwriters in the manner contemplated by this Agreement and on the execution and delivery of this Agreement and any other Transaction Document.

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(n) Payments. The Company and the Guarantor agree that all amounts payable hereunder shall be paid in Euros and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any Relevant Taxing Jurisdiction, unless such deduction or withholding is required by applicable law, in which event the Company or the Guarantor, as applicable, will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding after allowing for any tax credit or other benefit each such person receives by reason of such deduction or withholding, except to the extent such taxes, levies, imposts, duties, charges or other deductions or withholdings were income, franchise or other similar taxes, in each case imposed on the overall net income of any Underwriter.

(o) Exchange Listing. The Company will use its reasonable best efforts to effect and maintain the admission, listing and trading of the Securities on The Nasdaq Bond Exchange as promptly as practicable.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used and will not use, authorize the use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with.

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(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct as of the Closing Date (except, in each case, to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such date) and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

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(g) Opinion and 10b-5 Statement of Counsel for the Company and the Guarantor. (i) Gibson, Dunn & Crutcher LLP, counsel for the Company and the Guarantor, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, substantially in the forms set forth in Annex C hereto, (ii) in-house counsel of the Company shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, substantially in the forms set forth in Annex D hereto, and (iii) Willkie Farr & Gallagher LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the forms set forth in Annex E hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the existence or good standing of the Company and the Guarantor in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) Euroclear/Clearstream. The Securities shall be eligible for clearance and settlement through the facilities of Euroclear/Clearstream.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) Exchange Listing. The Company shall have made or caused to be made an application for the Securities to be admitted to listing and trading on The Nasdaq Bond Exchange.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

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7. Indemnification and Contribution; Limitation on Liability.

(a) Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors, and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors or managers, as applicable, and officers and each person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fifth paragraph and the first and second sentence of the eighth paragraph, in each case, found under the heading “Underwriting” (collectively, the “Underwriter Information”).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled

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to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their respective directors or managers, as applicable, and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses)

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received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For the avoidance of doubt, unless the Company, the Guarantor or their respective directors, officers and control persons are entitled to indemnification from the Underwriters under Section 7(b) above, they are not entitled to contribution under this Section 7(d). For the avoidance of doubt, unless the Underwriters, their affiliates, directors, officers and control persons are entitled to indemnification from the Company and the Guarantor under Section 7(a) above, they are not entitled to contribution under this Section 7(d).

(e) Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Nasdaq Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York

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State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

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(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, initial sale, preparation and initial delivery of the Securities and any transfer and other stamp, excise or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable fees and expenses of the Company’s and the Guarantor’s counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a “blue sky” memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by the Financial Industry Regulatory Authority and the approval of the Securities for book-entry transfer by Euroclear/Clearstream and all expenses and application fees related to the listing of the Securities on The Nasdaq Bond Exchange; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Underwriters in connection with the initial offer and sale of the Securities to the Underwriters and distribution by the Underwriters to the purchasers thereof.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

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13. MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) Deutsche Bank AG, London Branch (the “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b) the Company, the Guarantor and each Underwriter other than the EU Manufacturer note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Final Prospectus in connection with the Securities.

14. UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a) Each of Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International (the “UK Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b) the Company and each Underwriter other than the UK Manufacturers note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

15. EU Bail-in Powers. The Company and the Guarantor acknowledge, accept and agree that liabilities arising under this Agreement may be subject to the exercise of EU Bail-in Powers (as defined below) by the Relevant EU Resolution Authority (as defined below) and acknowledge, accept and agree to be bound by (i) the effect of the exercise of the EU Bail-in Powers by the Relevant EU Resolution Authority in relation to any EU BRRD Liability (as defined below) of the EU BRRD Parties (as defined below) to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the EU BRRD Parties or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancelation of the EU BRRD Liability; or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority.

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For purposes of this Section 15, (i) the term “EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the EU BRRD, the relevant implementing law, regulation, rule or requirements as described in the EU Bail-in Legislation Schedule from time to time; (ii) the term “EU Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant EU Bail-in Legislation; (iii) the term “EU BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) the term “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://lma.eu.com/pages.aspx?p=499; (v) the term “EU BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised; (vi) the term “Relevant EU Resolution Authority” means the resolution authority with the ability to exercise any EU Bail-in Powers in relation to the relevant Underwriter; and (vii) the term “EU BRRD Party” means any Underwriter that is actually or potentially subject to EU Bail-in Powers.

The Company and the Guarantor acknowledge and accept that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters, the Company and the Guarantor relating to the subject matter of this Agreement.

16. UK Bail-in Powers. The Company and the Guarantor acknowledge, accept and agree that liabilities arising under this Agreement may be subject to the exercise of UK Bail-in Powers (as defined below) by the relevant UK resolution authority and acknowledge, accept and agree to be bound by (i) the effect of the exercise of the UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability (as defined below) of the UK Bail-in Parties (as defined below) to the Company or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Parties or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (C) the cancelation of the UK Bail-in Liability; or (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (ii) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 16, (i) the term “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings); (ii) the term “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; (iii) the term “UK Bail-in Powers” means the powers under the UK Bail-in

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Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or an affiliate of a bank or investment firm to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and (iv) the term “UK Bail-in Party” means any Underwriter that is actually or potentially subject to UK Bail-in Powers.

The Company and the Guarantor acknowledge and accept that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Underwriters, the Company and the Guarantor relating to the subject matter of this Agreement.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

18. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. In addition, the terms that follow, when used in this Agreement, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

31

18. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

20. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Fax No. +44 20 7986 1927, Attention: Syndicate Desk; Deutsche Bank AG, London Branch, W 21 Moorfields, London EC2Y 9DB, United Kingdom, Attention: DCM Debt Syndicate; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, United States, email: registration-syndops@ny.email.gs.com, Attention: Registration Department; and Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, tel: +44 (0)20 7995 3966, email: dcm_london@bofa.com, Attention: Syndicate Desk. Notices to the Company and the Guarantor shall be given to Kraft Heinz Foods Company, One PPG Place, Pittsburgh, Pennsylvania 15222, Attention: General Counsel, with a copy (which shall not constitute notice) to: Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166, Attention: Andrew Fabens and Robert D. Giannattasio.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

32

(d) Waiver of Jury Trial. The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Consent to Jurisdiction. The Company and the Guarantor hereby submit to the nonexclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of, relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out, or relating to or based upon this Agreement or any of the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Judgment Currency. Any payment on account of an amount that is payable to the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of the Underwriters in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or the Guarantor or for any other reason shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company and the Guarantor shall jointly and severally indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company and the Guarantor and shall give rise to a separate and independent cause of action.

[Remainder of page intentionally left blank]

33

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, KRAFT HEINZ FOODS COMPANY

By:	/s/ Matthew Nochowitz
Name: Matthew Nochowitz
Title: Treasurer

Very truly yours, THE KRAFT HEINZ COMPANY

By:	/s/ Matthew Nochowitz
Name: Matthew Nochowitz
Title: Treasurer

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Abraham Omotoso
Name: Abraham Omotoso
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

MERRILL LYNCH INTERNATIONAL

By:	/s/ Angus Reynolds
Name: Angus Reynolds
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

GOLDMAN SACHS & CO. LLC

By:	/s/ Johannes Hahn
Name: Johannes Hahn
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Barclays Bank PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

RBC Europe Limited

By:	/s/ Elaine S. Murray
Name: Elaine S. Murray
Title: Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Wells Fargo Securities International Limited

By:	/s/ Bradley Cooper
Name: Bradley Cooper
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Academy Securities, Inc.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: Banco Santander, S.A.

By:	/s/ Matthias Dhaene
Name: Matthias Dhaene
Title: Executive Director

By:	/s/ Alexis Rohr
Name: Alexis Rohr
Title: VP

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: BNP PARIBAS

By:	/s/ Christian J. Stewart
Name: Christian J. Stewart
Title: Managing Director

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: Crédit Agricole Corporate and Investment Bank

By:	/s/ Ivan Hrazdira
Name: Ivan Hrazdira
Title: Managing Director

By:	/s/ Franck Hergault
Name: Franck Hergault
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: HSBC Bank plc

By:	/s/ A. Kraemer
Name: A. Kraemer
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: Mizuho International plc

By:	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: MUFG SECURITIES EMEA PLC

By:	/s/ Trevor Kemp
Name: Trevor Kemp
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted on the date first written above: TD GLOBAL FINANCE UNLIMITED COMPANY

By:	/s/ Frances Watson
Name: Frances Watson
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

UBS AG London Branch

By:	/s/ Olivia Singh
Name: Olivia Singh
Title: Executive Director

By:	/s/ Perry Ward
Name: Perry Ward
Title: Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

U.S. Bancorp Investments, Inc.

By:	/s/ Julie Brendel
Name: Julie Brendel
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Alvaro Solis
Name: Alvaro Solis
Title: Managing Director

By:	/s/ Adrien Ferrando
Name: Adrien Ferrando
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Commerzbank Aktiengesellschaft

By:	/s/ Frank Nguyen
Name: Frank Nguyen
Title: Managing Director

By:	/s/ Andrew Nicola
Name: Andrew Nicola
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Coöperatieve Rabobank U.A.

By:	/s/ Othmar ter Waarbeek
Name: Othmar ter Waarbeek
Title: Head of Corporate Origination

By:	/s/ Niels Haars
Name: Niels Haars
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

ING Bank N.V., Belgian Branch

By:	/s/ Romke van der Weerdt
Name: Romke van der Weerdt
Title: Managing Director

By:	/s/ Valentine Goudt
Name: Valentine Goudt
Title: Head Legal Capital Markets

[Signature Page to Underwriting Agreement]

Accepted on the date first written above:

Intesa Sanpaolo IMI Securities Corp.

By:	/s/ Jon Basagoiti
Name: Jon Basagoiti
Title: Managing Director – Head of DCM Americas

Schedule 1

Principal Amount of Securities to be Purchased

Purchaser	3.500% Notes due 2031	3.950% Notes due 2034
Citigroup Global Markets Limited	€92,500,000	€92,500,000
Deutsche Bank AG, London Branch	82,500,000	82,500,000
Merrill Lynch International	82,500,000	82,500,000
Goldman Sachs & Co. LLC	50,000,000	50,000,000
J.P. Morgan Securities plc	25,000,000	25,000,000
Barclays Bank PLC	20,000,000	20,000,000
Morgan Stanley & Co. International plc	20,000,000	20,000,000
RBC Europe Limited	20,000,000	20,000,000
Wells Fargo Securities International Limited	20,000,000	20,000,000
Academy Securities, Inc.	7,500,000	7,500,000
Banco Santander, S.A.	7,500,000	7,500,000
BNP PARIBAS	7,500,000	7,500,000
Crédit Agricole Corporate and Investment Bank	7,500,000	7,500,000
HSBC Bank plc	7,500,000	7,500,000
Mizuho International plc	7,500,000	7,500,000
MUFG Securities EMEA plc	7,500,000	7,500,000
TD Global Finance unlimited company	7,500,000	7,500,000
UBS AG London Branch	7,500,000	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000	7,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	2,500,000	2,500,000
Commerzbank Aktiengesellschaft	2,500,000	2,500,000
Coöperatieve Rabobank U.A.	2,500,000	2,500,000
ING Bank N.V., Belgian Branch	2,500,000	2,500,000
Intesa Sanpaolo IMI Securities Corp.	2,500,000	2,500,000

Total	€500,000,000	€500,000,000

ANNEX A

Additional Time of Sale Information

1. Pricing term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Filed Pursuant to Rule 433

Registration No. 333-284906

May 7, 2026

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

€500,000,000 3.500% Senior Notes due 2031

€500,000,000 3.950% Senior Notes due 2034

The information in this pricing term sheet supplements Kraft Heinz Foods Company’s preliminary prospectus supplement, dated May 7, 2026 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information therein. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. You should rely on the information contained or incorporated by reference in the Preliminary Prospectus Supplement, as supplemented by this pricing term sheet, in making an investment decision with respect to the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Kraft Heinz Foods Company

Guarantor:	The Kraft Heinz Company

Ratings*:

Distribution:	SEC Registered

Principal Amount:	2031 Notes: €500,000,000 2034 Notes: €500,000,000

Trade Date:	May 7, 2026

Settlement Date:	May 21, 2026; T+10**

Maturity Date:	2031 Notes: May 21, 2031 2034 Notes: May 21, 2034

Coupon:	2031 Notes: 3.500% 2034 Notes: 3.950%

Yield to Maturity:	2031 Notes: 3.695% 2034 Notes: 4.065%

Spread to Benchmark Bund:	2031 Notes: 100.1 basis points 2034 Notes: 118.8 basis points

Benchmark Bund:	2031 Notes: 2.500% OBL due April 16, 2031 2034 Notes: 2.200% DBR due February 15, 2034

Benchmark Bund Yield/Price:	2031 Notes: 2.694% / 99.100% 2034 Notes: 2.877% / 95.340%

Mid-Swaps Yield:	2031 Notes: 2.815% 2034 Notes: 2.935%

Spread to Mid-Swaps:	2031 Notes: MS + 88 basis points 2034 Notes: MS + 113 basis points

Interest Payment Date:	May 21, annually

First Interest Payment Date:	May 21, 2027

Day Count Convention:	Actual/Actual (ICMA)
Price to Public:	2031 Notes: 99.124% of principal amount 2034 Notes: 99.228% of principal amount

Optional Redemption:

At any time prior to the applicable par call date, each series of Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to the greater of:

•

100% of the principal amount of the Notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the applicable series of Notes matured on the applicable par call date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 15 basis points, in the case of the 2031 Notes, and 20 basis points, in the case of the 2034 Notes, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

In addition, on or after the applicable par call date, each series of Notes will be redeemable in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

For the purposes of the foregoing, the “par call date” means, with respect to the 2031 Notes, April 21, 2031 (one month prior to the maturity date of the 2031 Notes), and with respect to the 2034 Notes, February 21, 2034 (three months prior to the maturity date of the 2034 Notes).

The Issuer may redeem all but not part of the Notes of either series if, at any time, as a result of certain United States tax law changes, the Issuer would be required to pay additional amounts on the Notes of such series (as described below), at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, together with accrued and unpaid interest on thereon to, but excluding, the date fixed for redemption, and any such additional amounts owed with respect thereto.

Notice of any such optional redemption described above will be delivered to each holder of the Notes of such series to be redeemed at least 10, but not more than 60, days prior to the applicable redemption date.

Additional Amounts:	If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the Notes of a series or the corresponding guarantee thereof, the Issuer (or the Guarantor, if applicable) will, subject to certain exceptions and limitations, pay additional amounts as is necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a “United States person” after such withholding or deduction (including any withholding or deduction in respect of such additional amounts) will equal the amounts which would have been received in respect of such payments on such Notes or guarantee thereof in the absence of such withholding or deduction.

Change of Control:	Upon a change of control and relating ratings event with respect to either series of Notes, the Issuer will be required to offer to repurchase the Notes of such series at a purchase price equal to 101% of the aggregate principal amount of the Notes of such series to be repurchased, together with accrued and unpaid interest thereon, if any, to, but excluding, the date fixed for such repurchase, except to the extent the Issuer has exercised any of its optional redemption rights as described above.

Listing:	We intend to apply to list the Notes on The Nasdaq Bond Exchange.

CUSIP:	2031 Notes: 50077L BQ8 2034 Notes: 50077L BR6

ISIN:	2031 Notes: XS3367254458 2034 Notes: XS3367254532

Common Code:	2031 Notes: 336725445 2034 Notes: 336725453

Minimum Denomination:	€100,000 and integral multiples of €1,000 in excess thereof

Joint Book-Running Managers:

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

Goldman Sachs & Co. LLC

Merrill Lynch International

Barclays Bank PLC

J.P. Morgan Securities plc

Morgan Stanley & Co. International plc

RBC Europe Limited

Wells Fargo Securities International Limited

Senior Co-Managers:

Academy Securities, Inc.

Banco Santander, S.A.

BNP PARIBAS

Crédit Agricole Corporate and Investment Bank

HSBC Bank plc

Mizuho International plc

MUFG Securities EMEA plc

TD Global Finance unlimited company

UBS AG London Branch

U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A. Commerzbank Aktiengesellschaft Coöperatieve Rabobank U.A. ING Bank N.V., Belgian Branch Intesa Sanpaolo IMI Securities Corp.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Note: We expect to deliver the Notes against payment for the Notes on or about May 21, 2026, which is the tenth business day following the date of the pricing of the Notes. Since trades in the secondary market generally settle in one New York business day, purchasers who wish to trade Notes more than one business day prior to the date of delivery of the Notes will be required to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisors.

*****

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Citigroup Global Markets Limited toll free at +1-800-831-9146, Deutsche Bank AG, London Branch toll free at +1-800-503-4611, Goldman Sachs & Co. LLC toll free at +1-866-471-2526, or Merrill Lynch International toll free at +1-800-294-1322.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive (EU) 2014/65 (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of assimilated law in the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing packaged retail and insurance-based investment products or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering, selling or distributing the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) the expression “retail investor” means a person who is one (or both) of the following: (i) not a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of assimilated law in the UK by virtue of the EUWA; or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“UK POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (the “DISC Sourcebook”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC Sourcebook and The Consumer Composite Investments (Designated Activities) Regulations 2024.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

ANNEX C

Form of Closing Date Opinion of Gibson, Dunn & Crutcher LLP

ANNEX D

Forms of Closing Date Opinion of General Counsel for the Company

ANNEX E

Form of Closing Date Opinion of Willkie Farr & Gallagher LLP